Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Voxware, Inc.
Lawrenceville, NJ

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-27069, No. 333-33342, No. 333-47864, No. 333-124659 and No. 333-135358) and the Registration Statement on Form S-2, as amended by the Post-Effective Amendment to Form S-2 on Form S-3 (No. 333-128690) of Voxware, Inc. of our report dated September 25, 2006, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-KSB.

/s/ BDO Seidman, LLP

Bethesda, Maryland
September 25, 2007